UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 12, 2010 (August 9, 2010)

DIVIDEND CAPITAL TOTAL REALTY TRUST INC.

(Exact Name of Registrant as Specified in its Charter)

Maryland	000-52596	30-0309068
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

518 Seventeenth Street, 17th Floor, Denver CO	80202
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (303) 228-2200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On August 9, 2010, our board of directors appointed Austin W. Lehr as Chief Operating Officer of Dividend Capital Total Realty Trust Inc. (the “Company”).

Mr. Lehr, age 49, has 25 years of experience in the investment, management, and development of institutional quality commercial real estate. From 2004 through 2009, Mr. Lehr served as Chief Investment Officer and Executive Vice President of Lauth Group Inc., one of the nation’s leading real estate development companies, focused on the development of office, industrial, healthcare and retail related properties. From 2002 through 2004, Mr. Lehr was a Principal and Investment Director with Schnitzer Northwest, one of the Pacific Northwest’s leading commercial real estate companies. Prior to that, from 2000 through 2002, Mr. Lehr served as the President of BetaWest Ltd., an affiliate of the real estate private equity business unit of Credit Suisse. At BetaWest, Mr. Lehr engineered an asset management, investment and due diligence platform for a highly diversified domestic portfolio consisting of approximately $2.5 billion of commercial real estate. From 1996-2000, Mr. Lehr served as a Managing Director of CarrAmerica Realty Corporation, then a publicly traded REIT focused on suburban office properties. Mr. Lehr led CarrAmerica’s development management, asset management and administrative functions for the southwestern United States. From 1992-1996, Mr. Lehr served as the Vice President of Acquisitions and Development for Southwest Value Partners, a private equity investment platform focused on commercial and large scale residential acquisitions in Arizona and California. Mr. Lehr is a member of the Advisory Board of the University of Colorado’s Real Estate Council and is also a visiting professor at the University of Colorado’s Leeds School of Business. Mr. Lehr has served on the Board of Directors for the Denver and Portland Chapters of the National Association of Industrial and Office Properties (NAIOP), as well as the Advisory Board to the Eller College of Management at the University of Arizona. Mr. Lehr holds a Master’s degree from Northwestern University’s Kellogg Graduate School of Management and a Bachelor’s degree from Williams College.

Since the beginning of the Company’s last fiscal year, there have been no transactions, and there are no currently proposed transactions, to which the Company or any of its subsidiaries was or is to be a party in which Mr. Lehr had, or will have, a direct or indirect material interest.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dividend Capital Total Realty Trust Inc.

August 12, 2010

	By:	/s/ M. Kirk Scott
Chief Financial Officer